                                                                  Exhibit 10.3

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

              THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into as of February 24, 1997, by and among SHILOH OF MICHIGAN, LLC, a Michigan limited liability company (the "Borrower"), the financial institutions named below (the "Banks"), and KEYBANK NATIONAL ASSOCIATION (SUCCESSOR BY MERGER TO SOCIETY NATIONAL BANK), a national banking association, as agent for the Banks (the "Agent").

                                    RECITALS:
                                    ---------

              A. The Borrower, the Banks and the Agent are the parties to that certain Credit Agreement dated as of April 16, 1996 (together with all Exhibits and Schedules thereto, the "Credit Agreement"), pursuant to which the Banks have agreed, subject to certain conditions, to advance to the Borrower certain Loans (as this and other capitalized terms not otherwise defined herein are defined in the Credit Agreement).

              B. The Borrower, the Banks and the Agent desire to modify certain provisions of the Credit Agreement as hereinafter provided.

                                   AGREEMENTS:
                                   -----------

              NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the Borrower and the Banks hereby agree as follows:


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              1. AMENDMENT OF CREDIT AGREEMENT.
                 ------------------------------

              a. Annex A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

              b. The definition of the term "Commitment Period" in Section 1.1 of the Credit Agreement is hereby amended by the deletion thereof in its entirety and the substitution therefor of:

              "'Commitment Period' shall mean, in respect of Loan A, the period from the date hereof to February 28, 1998, and, in respect of Loan B, the period from the date hereof to February 28, 2001, as such date may be extended pursuant to Section 2.6 hereof."

              c. The definition of the term "Total Commitment Amount" in Section
1.1 of the Credit Agreement is hereby amended by the deletion thereof in its entirety and the substitution therefor of:

              "Total Commitment Amount" shall mean, in respect of Loan A, the amount of Twenty Five Million Dollars ($25,000,000) and, in respect of Loan B, the amount of Three Million Dollars ($3,000,000)."

              d. Section 5.4 of the Credit Agreement is hereby amended by the deletion thereof in its entirety and the substitution therefor of:

              "Shiloh Industries, Inc., together with one or more of its Subsidiaries each of which will have executed and delivered to the Agent a guaranty in substantially the form attached hereto as Exhibit C-3, will hold at least an eighty percent (80%) equity ownership interest in the Borrower at all times. The Borrower will preserve and maintain at all times its existence, rights and franchises; provided, however, that this Section shall not prevent any merger or transfer permitted by Section 5.12 hereof."

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              e. Section 5.10 of the Credit Agreement is hereby amended by the deletion thereof in its entirety and the substitution therefor of:

              "Commencing in respect of the Borrower's fiscal quarter ending October 31, 1998, and in respect of each fiscal quarter thereafter based upon the Borrower's financial statements for the then most recent fiscal quarter and the previous three fiscal quarters, the Borrower shall maintain a ratio of (a)(i) Consolidated Net Earnings (including the gain on any sale of capitalized assets to which the Majority Banks have given their prior written consent) plus (ii) all taxes on Consolidated Net Earnings or based on Consolidated Net Earnings, including deferred taxes, plus (iii) all interest on all Borrowed Debt of the Borrower (including Subordinated indebtedness) accrued during the time period in question to (b) all interest on all indebtedness for borrowed money of the Borrower (including Subordinated indebtedness) accrued during the time period in question, of 1.50 to 1.0."

              f. Exhibit A-1 to the Credit Agreement is hereby amended by the deletion thereof in its entirety and the substitution therefor of the form of promissory note attached as Exhibit B hereto.

              3. EFFECTIVE DATE; CONDITIONS PRECEDENT. The modifications to the Credit Agreement set forth in Section 1, above, shall be effective on February 24, 1997, or such later date as is mutually acceptable to the Agent, the Banks and the Borrower (the "Effective Date"), provided that such effectiveness shall be subject to the satisfaction by the Borrower of each of the following conditions precedent:

              a. On the Effective Date, (i) after giving effect to the modifications effected hereby, there shall exist no Possible Default or Event of Default, and (ii) the representations and


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warranties of the Borrower under the Credit Agreement shall be true and correct in all material respects.

              b. The Borrower shall have executed and delivered to each Bank an amended and restated Revolving Credit Note in the form of Exhibit B hereto.

              c. Each Subsidiary of Shiloh Industries, Inc. shall have executed and delivered to the Agent a Confirmation of Guaranty in the form of Exhibit C-1 hereto. Rouge Steel Company shall have executed and delivered to the Agent a First Amendment to Guaranty of Payment in the form of Exhibit C-2 hereto. Shiloh Industries, Inc. shall have executed and delivered to the Agent a First Amendment to Guaranty of Payment in the form of Exhibit C-3 hereto.

              d. The Borrower shall have delivered to the Agent a favorable opinion of Borrower's counsel in form and substance reasonably satisfactory to the Agent.

              e. The Borrower shall have delivered to the Agent certified copies of the resolutions of the respective Boards of Directors of Shiloh Industries, Inc. and of each Subsidiary of Shiloh Industries, Inc. evidencing approval of this Amendment and the execution and delivery of the Notes or Confirmations, as the case may be, as provided for herein.

              3. NO OTHER MODIFICATIONS. Except as expressly modified herein, all of the provisions of the Credit Agreement and the other Related Writings remain unmodified and in full force and effect.


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              4. BINDING EFFECT. This First Amendment shall bind and inure to the benefit of the Borrower, the Banks, the Agent and their respective successors and assigns.

              IN WITNESS WHEREOF, the Borrower and the Banks have hereunto set their hands on and as of the date first above written.

KEYBANK NATIONAL ASSOCIATION               SHILOH OF MICHIGAN, LLC
(successor by merger to
Society National Bank),
individually and as Agent

By: /s/ Richard Pohle                      By: /s/ Robert L. Grissinger
    ------------------------                   ------------------------

Title: Vice President                      Title: Treasurer
       ---------------------                      ---------------------

NBD BANK                                   NATIONAL CITY BANK

By: /s/ Lisa Ferris                        By: /s/ Robert E. Little
    ------------------------                   ------------------------

Title: Vice President                      Title: Vice President and
       ---------------------                      ---------------------
                                                  Senior Lending Officer
                                                  ---------------------



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                                                                       EXHIBIT A

                                     ANNEX A
                                     -------

Banking Institutions Party to the Credit Agreement dated April 16, 1996, as amended as of February 24, 1997, with Shiloh of Michigan, L.L.C.

                           Commitments and Percentages
                                     Loan A

NAME OF BANK                 COMMITMENT                  RATABLE PORTION
------------                 ----------                  ---------------
                             (in dollars)                  (percentage)

KeyBank National
Association                  $12,500,000                 50.00%

NBD Bank                     $ 6,250,000                 25.00%

National City Bank           $ 6,250,000                 25.00%

TOTAL COMMITMENT AMOUNT      $25,000,000                100.00%
-----------------------


                                     Loan B

NAME OF BANK                 COMMITMENT                  RATABLE PORTION
------------                 ----------                  ---------------
                             (in dollars)                  (percentage)

KeyBank National
Association                  $ 1,500,000                   50.00%

NBD Bank                     $   750,000                   25.00%

National City Bank           $   750,000                   25.00%

TOTAL COMMITMENT AMOUNT      $ 3,000,000                   100.00%
-----------------------

                                                                       EXHIBIT B

                              REVOLVING CREDIT NOTE
                              ---------------------

$__________                                                      Cleveland, Ohio
                                                                  April 16, 1996
                                                            Amended and Restated
                                                               February 24, 1997

        FOR VALUE RECEIVED, the undersigned SHILOH OF MICHIGAN, L.L.C. (the "Borrower") promises to pay on the last day of the Commitment Period, to the order of _____________________ (the "Bank"), at_____________________________,
the principal sum of ______ MILLION DOLLARS ($__________) or the aggregate unpaid principal amount of all loans evidenced by this Note made by the Bank to the Borrower pursuant to paragraph (a) of Section 2.1 of the Credit Agreement (as hereinafter defined), whichever is less, in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement, dated as of the 16th day of April, 1996 and amended as of the date hereof (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among the Borrower, the Bank and certain other parties thereto, and KeyBank National Association (successor by merger to Society National Bank), as Agent for the Bank and such other banks.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. The Borrower promises to pay on demand interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates set forth in the Credit Agreement.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on a ledger or other record of the Bank or by such other method as such Bank may generally employ; PROVIDED, however, that failure to make any such entry or any error in such entries shall in no way detract from the Borrower's obligations under this Note.

         This Note is one of the Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.



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         This Note evidences the indebtedness of the undersigned to the holder hereof previously evidenced by, and amends and restates in its entirety, the Revolving Credit Note dated April 16, 1996 in the face amount of $__________ (the "Prior Note"), provided that this Note shall not be construed to evidence a payment and readvance of such indebtedness, it being the intention of the undersigned and, by his acceptance hereof, the holder hereof that this Note evidences the same indebtedness. Without limiting the generality of the foregoing sentence, in addition to the maximum of $__________ of principal evidenced by the Prior Note, this Note also evidences any and all accrued and unpaid interest under the Prior Note not heretofore paid, all of which interest accrued and unpaid under the Prior Note shall be due and payable together with the first installment of interest due under this Note.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver in that or any subsequent instance.

         The undersigned authorizes any attorney-at-law at any time or times after the maturity hereof to appear in any local, state or federal court of record in the United States of America to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and cost of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

--------------------------------------------------------------------------------

"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURN GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."

--------------------------------------------------------------------------------


                                            SHILOH OF MICHIGAN, L.L.C.

                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                                                     EXHIBIT C-1

January __, 1997

KeyBank National Association, individually
and as Agent
127 Public Square
Cleveland, Ohio  44114

                  Re: Shiloh of Michigan LLC - Credit Agreement dated April 16, 1996, as amended January __, 1997 ("the Credit Agreement")

Ladies and Gentlemen:

         The undersigned is the Guarantor under a [Guaranty of Payment of Debt][Guaranty of Payment] in favor of the Banks (as this and all other terms are defined in the Credit Agreement) dated April 16, 1996 (the "Guaranty").

         The undersigned confirms that it is aware that the Agent, the Banks and the Borrower have entered into a First Amendment to the Credit Agreement dated of even date herewith (the "Amendment"), which the undersigned has read and hereby approves; that, INTER ALIA, the Amendment provides for (i) an increase in the Total Commitment Amount, and (ii) an extension of the maturity of Loan B; that such Total Commitment Amount, as increased by the Amendment, continues to be Debt of the Obligor (as such terms are defined in the Guaranty) guaranteed by the undersigned pursuant to the provisions of the Guaranty; and that the Amendment affects no obligation, liability or agreement of the undersigned under the Guaranty (except to the extent that the Amendment has the effect, inter alia, of increasing the principal amount of the Debt of the Obligor), which remains unmodified and in full force and effect.

--------------------------------------------------------------------------------

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

--------------------------------------------------------------------------------

                                           [SUBSIDIARY/MEMBER]

                                           -----------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT C-2

                  FIRST AMENDMENT TO GUARANTY OF PAYMENT
--------------------------------------------------------

         THIS FIRST AMENDMENT TO GUARANTY OF PAYMENT (this "Amendment") is made and entered into as of the 24th day of February, 1997, by and among ROUGE STEEL COMPANY (the "Guarantor") and the Banks from time to time parties to that certain Credit Agreement, dated as of April 16, 1996 and amended as of the date hereof, between Shiloh of Michigan, LLC (the "Borrower"), KeyBank National Association, individually and as Agent, and the Banks named therein.

                                R E C I T A L S:
                                ----------------

         A. Pursuant to a Guaranty of Payment dated as of April 16, 1996 (the "Guaranty"), the Guarantor has guaranteed to the Banks the punctual payment of the full amount, when due, of the Guaranteed Obligations (this and all other capitalized terms not otherwise defined herein are defined in the Guaranty).

         B. The Borrower has requested that the Banks (i) increase the amount of the credit extended by the Banks to the Borrower and (ii) extend the maturity date thereof.

         C. One of the conditions to the Banks' agreeing to the Borrower's request is that the Guarantor agrees to the amendment to the Guaranty set forth herein.

                              A G R E E M E N T S:
--------------------------------------------------

         In consideration of the foregoing Recitals and to induce the Banks to increase the maximum amount of the credit available to the Borrower and extend the maturity date thereof, which increase and extension shall be of material economic benefit to the

Guarantor, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Guarantor, the Guarantor and the Banks hereby agree as follows:

         1. AMENDMENT. The Guaranty is hereby amended by the deletion of Section 2 thereof in its entirety and the substitution therefor of:

            "So long as the Guarantor or any one or more of its direct or indirect subsidiaries is a Member of the Borrower, the Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of Twenty Percent (20%), calculated as of any date of determination, of the Borrower's Obligations (as defined in the Credit Agreement), whether or not allowed as a claim in bankruptcy, including post-petition interest and fees (all such obligations of the Borrower being referred to herein as the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or the Banks in enforcing any rights under this Agreement; PROVIDED, HOWEVER, that no transfer by the Guarantor of any of its interest in the Borrower (whether legal, equitable or otherwise) after the occurrence and during the continuance of an Event of Default shall operate as a discharge of the Guarantor's unconditional guaranty as set forth above or otherwise relieve the Guarantor of any of its obligations in respect of the Guaranteed Obligations."

         2. CONFLICTING TERMS; NO OTHER MODIFICATIONS. To the extent that any of the terms and conditions of this Amendment are inconsistent with the terms and conditions of the Guaranty, the terms and conditions of this Amendment shall prevail. Otherwise, unless expressly hereby modified or superseded herein, all of the terms and conditions of the Guaranty shall remain unaffected and in full force and effect, and the Guarantor hereby confirms that the Guaranty remains in full force and effect on and as of the date hereof.